Calculation of Filing Fee Tables
F-10
FRANCO NEVADA Corp
Table 1: Newly Registered Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation Rule or Instruction	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
		Equity	Common Shares	457(o)
		Equity	Preferred Shares	457(o)
		Debt	Debt Securities	457(o)
		Other	Warrants	457(o)
		Other	Subscription Receipts	457(o)
Fees to be Paid	1	Unallocated (Universal) Shelf		457(o)			$ 3,000,000,000.00	0.0001381	$ 414,300.00
Fees Previously Paid
			Total Offering Amounts:				$ 3,000,000,000.00		$ 414,300.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 271,808.36
			Net Fee Due:						$ 142,491.64
Offering Note
[1]	There are being registered under this registration statement on Form F-10 (this "Registration Statement") such indeterminate number of Common Shares, Preferred Shares, Debt Securities, Warrants and Subscription Receipts of Franco-Nevada Corporation (the "Registrant") as shall have an aggregate initial offering price not to exceed US$3,000,000,000 (the "Maximum Aggregate Offering Amount"). Any securities registered by this Registration Statement may be sold separately or as units with other securities registered under this Registration Statement. The proposed maximum initial offering price per security will be determined, from time to time, by the Registrant in connection with the sale of the securities under this Registration Statement. The Maximum Aggregate Offering Amount is estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act with respect to the securities to be sold by the Registrant. In no event will the aggregate offering price of all securities sold by the Registrant from time to time pursuant to this Registration Statement exceed the Maximum Aggregate Offering Amount.

Table 2: Fee Offset Claims and Sources	☐Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims	1	Franco Nevada Corp	F-10	333-280159	06/12/2024		$ 271,808.36	Unallocated (Universal) Shelf			$ 2,000,000,000.00
Fee Offset Sources		Franco Nevada Corp	F-10	333-280159		06/12/2024						$ 109,800.00
Fee Offset Sources		Franco Nevada Corp	F-10	333-264971		05/13/2022						$ 162,008.36
Rule 457(p) Statement of Withdrawal, Termination, or Completion:
[1]	The registration statement on Form F-10 (File No. 333-280159) previously filed by the Registrant on June 12, 2024 and which became effective on June 14, 2024 (the "Prior Registration Statement") registered an indeterminate number of Common Shares, Preferred Shares, Debt Securities, Warrants and Subscription Receipts of the Registrant and had an aggregate initial offering price not to exceed US$2,000,000,000. An aggregate amount of $295,200 in registration fees was payable in connection therewith, of which $109,800 was paid therewith and $185,400 was carried forward from the Registrant's registration statement on Form F-10 (File No. 333-264971) that became effective on May 19, 2022 (the "2022 Registration Statement"), which included $23,391.64 of fees carried forward from an earlier registration statement on Form F-10 (File No. 333-237671) that became effective on April 30, 2020 (the "2020 Registration Statement"). All of the $2,000,000,000 registered under the Prior Registration Statement remains unused, and as indicated in the table above, the Registrant is carrying over all the unused registration fees from the Prior Registration Statement (including the fees previously carried forward from the 2022 Registration Statement but excluding the fees previously carried forward from the 2020 Registration Statement) to this Registration Statement, which results in a fee offset of $271,808.36. The Registrant has terminated or completed any offerings that included the unsold securities under the Prior Registration Statement.

Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date